                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Case Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[X]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         $125.00
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     (2) Form, Schedule or Registration Statement No.:
         Schedule 14A
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     (3) Filing Party:
         Case Corporation
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     (4) Date Filed:
         April 12, 1996
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Notes:

[CASE LETTERHEAD]

MARC J. CASTOR             CASE CORPORATION
VICE PRESIDENT             700 STATE STREET
HUMAN RESOURCES            RACINE, WI 53404 USA

May 13, 1996

Mr. Robert Pozen
Legal Counsel
FMR Company
82 Devonshire Street
Boston, MA 02109

Dear Mr. Pozen:

This confirms our discussions regarding the Case Corporation Equity Incentive Plan (the "Plan"). With the exception of the increase in the number of shares available for grants under the Plan and the limitations on grants required to qualify awards as performance awards under the new (S)162 tax rules relating to the $1 million cap on certain compensation deductions, the Plan is substantially the same as originally adopted and as approved by Tenneco, Inc. prior to the reorganization of Case Corporation.

The Plan is administered by the Compensation Committee of the Case Corporation Board of Directors (the "Committee"). Only the Committee can make awards under the Plan. It is not management's intent to request the Committee to re-price outstanding options or to exchange outstanding options for options with a lower exercise price. To the extent that the current Plan language would permit either such action, it predates the reorganization and has never been utilized by Case. We also note that the Committee's discretion to take either such action with respect to named executive officers would be restricted by the (S)162 rules which are incorporated by reference in section 7 of the Plan.

Mr. Robert Pozen
May 13, 1996
Page 2

We also confirm that, subject to the next sentence, it is not management's intent to request the Committee to grant restricted stock awards with vesting periods of less than three years or which permit the lapse of restrictions in the discretion of management. As we discussed, restricted stock may vest prior to the end of three years in the event, for example, of retirement, change in control, sale or closure of retail stores or the grant of restricted stock in lieu of bonus payments.

Very truly yours,

/s/ Marc J. Castor
Marc J. Castor



c: Kim Barrett
sja